SUBSCRIPTION AGREEMENT

Sydys Corporation

Sysdys Corporation, a Nevada corporation (hereinafter the "Company") and Joseph Hernandez (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A.   The Company desires to issue 17,220,000 shares of Series A Preferred Stock of the Company, par value $0.001 per share (hereinafter the “Shares”), to Subscriber; and

B.   As consideration for the Shares, Subscriber will deliver a Promissory Note to Michael Warsinske (the “Note”) in the amount of $210,000 in the form attached hereto as Exhibit 1; and

C.  Contemporaneously with the delivery of the Note, and exchange therefor, Michael Warsinske will deliver to the Company the Release and Indemnity Agreement (the “Release”) in form attached hereto as Exhibit 2;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1

Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company in exchange for Subscriber’s delivery of the Note and Michael Warsinske’s contemporaneous delivery of the Release.  Upon execution, this subscription shall be irrevocable by Subscriber.

1.2

The issuance of the Shares subscribed to hereunder is expressly conditional upon, and shall occur contemporaneously with: (i) Subscriber’s delivery of the Note to Michael Warsinske; and (ii) Michael Warsinske’s contemporaneous delivery of the Release to the Company.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1

Subscriber hereby acknowledges, represents and warrants to the Company the following:

(A)

Subscriber acknowledges that the purchase of the Shares subscribed to herein involves a high degree of risk;

(B)

an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)

Subscriber has such knowledge and experience in finance, securities, investments, including investment in unlisted and unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)

Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)

Subscriber hereby acknowledges (i) that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that any certificate evidencing the Shares received by Subscriber will bear a legend in substantially the following form:

THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(F)

Subscriber is not aware of any advertisement of the Shares.

REPRESENTATIONS BY THE COMPANY

3.1

The Company represents and warrants to the Subscriber that:

(A)

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)

Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable preferred stock in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1

Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

4.2

Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.  Exclusive venue for any dispute arising out of this Subscription Agreement or the Shares shall be the state or federal courts sited in New York City, New York.

4.3

The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the 10th day of May, 2016.

Number of Shares Subscribed For:	17,220,000
Signature of Subscriber:	/s/ Joseph Hernandez
Name of Subscriber:	Joseph Hernandez
Address of Subscriber:
Subscriber’s SS# or tax ID#:

ACCEPTED BY: Sydys Corporation

Signature of Authorized Signatory:

/s/ Michael Warsinske

Name of Authorized Signatory:

Michael Warsinske

Date of Acceptance:

May 10, 2016

EXHIBIT 1 – PROMISSORY NOTE

PROMISSORY NOTE

US $220,000

New York City, New York

  May 10, 2016

This Promissory Note (the “Note”), dated as of May 10, 2016, is made by Joseph Hernandez (“Maker”) in favor of Michael Warsinske (“Holder”).

For good and valuable consideration, the Maker hereby makes and delivers this Note in favor of Holder, and hereby agrees as follows:

1.

Principal Obligation and Interest.  For value received, Maker promises to pay to Holder at such place as Holder may designate in writing, in currently available funds of the United States, the principal sum of Two Hundred Ten Thousand Dollars ($210,000).  Maker’s obligation under this Note shall accrue interest at the rate of five percent (5%) per annum from the date hereof until paid in full.  Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable and actual days lapsed.

2.

Payment Terms.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable in full on May 10, 2017.

All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

Maker shall have the right to prepay all or any part of the principal under this Note without penalty.

4.

Representations and Warranties of Maker.  Maker hereby represents and warrants the following to Holder:

a.

This Note has been duly executed and delivered by Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.

The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder.

5.

Defaults.  The following shall be events of default under this Note:

a.

Maker’s failure to remit any payment under this Note on before the date due, if such failure is not cured in full within ten (10) days of written notice of default;

b.

Maker’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in any other written agreement between Maker and Holder if such failure is not cured in full within ten (10) days following delivery of written notice thereof from Holder to Maker;

c.

The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days; or

d.

Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due.

6.

Representation of Counsel.  Maker and Holder acknowledge that they have consulted with or have had the opportunity to consult with their respective legal counsel prior to executing this Note.  This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

7.

Choice of Laws; Actions.  This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State.  The exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in New York City, New York.  Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in New York City, New York.

8.

Usury Savings Clause.  Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada.  Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws of such State, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

9.

Costs of Collection.  Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder’s rights.

10.

Miscellaneous.

a.

This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.

Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.

Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.

This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.

Time is of the essence.

11.

Notices.   All notices required to be given under this Note shall be given at such address as a party may designate by written notice to the other party.

Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the Party to whom they are addressed.

12.

Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest.  All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking.  Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

/s/ Joseph Hernandez

Joseph Hernandez

EXHIBIT 2 – RELEASE AND INDEMNITY AGREEMENT

RELEASE AND INDEMNITY AGREEMENT

THIS RELEASE AND INDEMNITY AGREEMENT (this "Agreement") is entered into as of May 10, 2016 by and between Michael Warsinske, an individual ("Warsinske"), and Sydys Corporation, a Nevada corporation ("Sydys").

RECITALS

WHEREAS, Sydys is indebted to Warsinske in the total amount of $ $415,456.78 pursuant to the liabilities specifically listed on Schedule 1 hereto (the “Liabilities”); and

WHEREAS in exchange for his receipt of a Promissory Note in the principal amount of $210,000 from Joseph Hernandez (the “Note”), Warsinske has agreed to release and discharge the Liabilities and to indemnify the company from any all liabilities except those specifically exempted hereunder,

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

1. Release.  As of the date hereof, and in consideration for delivery of the duly executed Note, Warsinske, on behalf of his assigns, successors, affiliated entities, predecessors, agents, and representatives, hereby forever releases and discharges Sydys Corporation and its assigns, successors, subsidiaries, affiliates, owners, members, predecessors, agents, representatives, officers, directors, and employees from any and all causes of action, actions, judgments, liens, damages, losses, claims, liabilities, and demands whatsoever, whether known or unknown, which he now has, or hereafter can, shall, or may have, arising under or related to the Liabilities set forth in Schedule 1 hereto.

2. Liabilities of Sydys. Warsinske represents and warrants to Sydys that, upon the release set forth above, Schedule 2 hereto shall contain a complete and accurate listing of all remaining liabilities of Sydys as of the date hereof (“the Remaining Liabilities”).  Other than the Remaining Liabilities as set forth in Schedule 2 hereto, as of the date hereof, Sydys is not liable for any other liability, debt, obligation, deficiency, tax, penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

3. Indemnification.  As of the date hereof, and with the sole exception of the Remaining Liabilities, Warsinske shall assume and pay, honor and discharge when due, and shall indemnify Sydys and its affiliates against, all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of Sydys, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including common law) or any rule or regulation of any governmental authority or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of Sydys, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof, at or prior to the date hereof.

4. Miscellaneous.

4.1 Assignment; Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and none of the rights or obligations herein may be assigned or delegated without the prior written consent of the other party hereto.   Except as expressly set forth herein, the covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns and shall not be construed as conferring any rights on any other Persons.

4.2 Entire Agreement and Amendment.  This Agreement (including the Schedules hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties hereto with respect to the subject matter hereof.  This Agreement may only be amended by written instrument signed by both parties hereto.

4.3 Governing Law; Jurisdiction and Venue.  This Agreement, and any matter or dispute arising hereunder or in connection with this Agreement, will be governed by and construed in accordance with the laws of the state of Nevada without giving effect to conflict of laws principles thereof.  Each party hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in New York City, New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby.  Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in New York City, New York.

4.4 Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent practicable.

4.5 Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, both of which will be considered one and the same agreement.

 [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be executed as of the date first written above.

Michael Warsinske
Michael Warsinske

SYDYS CORPORATION

By:

/s/ Michael Warsinske

      Michael Warsinske

      Chief Executive Officer

SCHEDULE 1 – LIABILITIES RELEASED

OverAd Media
Balance Sheet
As of May 6, 2016

		Warsinske Liabilities
LIABILITIES AND EQUITY		
Liabilities		
Current Liabilities		
Accounts Payable		
Accounts Payable		
Total Accounts Payable		
Credit Cards		
Chase Credit Card x4928		58.88
Total Credit Cards	$	**58.88**
Other Current Liabilities		
Accrued Interest		92,696.65
Accrued Payroll		80,000.00
Cash Advances - Mike		75,168.08
Total Accrued Payroll	$	**155,168.08**
Convertible Note 10%		
Conv Note - Warsinske		50,000.00
Total Convertible Note 10%	$	**50,000.00**
Loan Payable-M. Warsinski		117,533.17
Total Other Current Liabilities	$	**415,397.90**
Total Current Liabilities	$	**415,456.78**
Total Liabilities	$	**415,456.78**

SCHEDULE 2 – REMAINING LIABILITIES

SYDYS CORPORATION
A/P Aging Summary
As of May 5, 2016

	Current	1 - 30	31 - 60	61 - 90	91 and over	Total
Blue Mountain (Peregrine Accounting & Consulting, LLC)		420.00				420.00
CONRAD LYSIAK					277.32	277.32
FORMAT DOCUMENT SERVICES, INC.					377.00	377.00
LJ SOLDINGER & ASSOCIATES	4,102.00	(7,753.00)	1,098.00	(13,345.00)	20,000.00	4,102.00
M2 LAW PROFESSIONAL CORPORATION					350.00	350.00
Mark Noffke	2,693.25					2,693.25
PTL					12,000.00	12,000.00
TOTAL	$6,795.25	$ (7,333.00)	$1,098.00	$(13,345.00)	$33,004.32	$20,219.57

Thursday, May 05, 2016 01:19:14 PM PDT GMT-5